EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 on Form S-8 to Registration Statement on Form S-4 (No. 333-171882) of our report dated February 28, 2011 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Hancock Holding Company's Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana

June 6, 2011